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                                                                    EXHIBIT 10.2

                                 AMENDMENT NO. 1
                                       TO
                               PURCHASE AGREEMENT

     This AMENDMENT NO. 1 (the "Amendment") to the Purchase Agreement, dated as of November 6, 2001 (the "Purchase Agreement") among American Home Products Corporation, a Delaware corporation ("AHP"), AHP Subsidiary Holding Corporation, a Delaware corporation ("Holdings" and, together with AHP, the "Sellers"), and Immunex Corporation, a Washington corporation ("Buyer"), is entered into as of December 21, 2001.

                              W I T N E S S E T H :
                              - - - - - - - - - -

     WHEREAS, AHP, Holdings and Buyer each desire to amend the Purchase Agreement as set forth herein;

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.   Amendments to the Purchase Agreement.

     (a) The following shall be added as a new Section 2.5 of the Purchase
Agreement:

     "2.5 PAYMENT METHOD.

     Notwithstanding anything to the contrary herein, all payments required to be made by Buyer to Holdings at Closing pursuant to Sections 2.1 and 2.2 of this Agreement shall be made by tender at Closing of a duly authorized and executed Note (the "Note") in the form attached as Exhibit 2.5(a) hereto.
                         ----
     The Note shall be due and payable by wire transfer of immediately available funds on or before January 11, 2002 to an account specified in writing by the Sellers. The Note shall be secured by the Shares, which shall be pledged to Holdings at Closing pursuant to the Pledge Agreement attached hereto as Exhibit 2.5(b). The pledged Shares shall be released to Buyer upon payment of the Note in accordance with the terms of the Pledge Agreement."

     (b) Section 3.1 of the Purchase Agreement is hereby amended and restated to read in its entirety:

     "3.1. THE CLOSING. Unless this Agreement shall have been terminated in accordance with the terms hereof, on the terms and subject to the conditions of this Agreement, the closing of the sale and purchase of the Shares and the Assets and the consummation of the other transactions

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     contemplated hereby (the "Closing") shall take place at the offices of
                               -------
     American Home Products Corporation, Five Giralda Farms, Madison, New Jersey, 07940 on (a) the later of January 1, 2002; or (ii) the next succeeding business day on which the last to be fulfilled or waived of the conditions set forth in Article 9 shall be fulfilled or waived in accordance with this Agreement or (b) at such other time, date or place as the parties may mutually agree upon in writing (the "Closing Date"). At the Closing, the parties to this Agreement will exchange the Note, certificates and other documents specified in this Agreement, and ownership of the Shares will transfer to Buyer notwithstanding Sellers' continued possession of the Certificate (as defined below) under the Pledge Agreement. For purposes of this Agreement, the Closing will be treated as if it had occurred at 12:01 a.m. on the Closing Date."

     (c) Section 3.2(a) of the Purchase Agreement is hereby amended and restated to read in its entirety:

     "3.2(a) the Note and the Pledge Agreement;"

     (d) Section 3.3(a) of the Purchase Agreement is hereby amended and restated to read in its entirety:

     "3.3(a) a photocopy of a certificate representing the Shares (the "Certificate"), which has been duly endorsed for transfer to Buyer or is
      -----------
     accompanied by a stock power duly executed in blank, it being understood that Sellers shall retain possession of the original Certificate in accordance with the terms of the Pledge Agreement."

     (e) The following shall be added as a new Section 4.18 of the Purchase
Agreement:

     "4.18. PAST ACTIVITIES. Greenwich was, prior to July 16, 1999, solely a holding company owning the shares of Promotion Services GmbH and did not engage in any activity or operations before July 16, 1999. Promotion Services GmbH never engaged, directly or indirectly, in the sale or distribution of any pharmaceutical or other products. All actions necessary to effect the dissolution of Promotion Services GmbH in full compliance with applicable law, including any necessary actions of any governmental entity or agency, have been taken and such dissolution is complete, effective November 29, 2001. As of the Closing Date, there are no claims, actions, suits, arbitrations, investigations or proceedings pending against or involving, or to the knowledge of Sellers, threatened against Promotion Services GmbH and, to the knowledge of Sellers, there is no valid basis for any claim, action, suit, arbitration, proceeding or investigation before or by any Person against or involving Promotion Services GmbH. There are no outstanding judgments, orders, decrees, or stipulations to which Promotion Services

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     GmbH is a party. Promotion Services GmbH has not engaged in any operations or business activity since March 31, 1996."

     (f) The following shall be added as a new Section 4.19 to the Purchase
Agreement:

     "4.19. SUBSIDIARIES. Greenwich does not own or control, and except for Promotion Services GmbH, has never owned or controlled, directly or indirectly, any corporation, partnership, limited liability company or other business entity. Greenwich does not own or control, and except for Promotion Services GmbH has never owned or controlled, directly or indirectly, any ownership, equity or voting interest in, any corporation, partnership, joint venture or other entity, and has no agreement or commitment to purchase any such interest."

     (g) Section 11.1(c) and (d) are hereby amended and restated to read in their entirety as follows, and the following shall be added as a new Section 11.1(e) and a new Section 11(f) to the Purchase Agreement:

     "11.1(c) any Excluded Assets and Liabilities; (d) the operation and activities of Greenwich, and the ownership of its assets, prior to September 24, 1999 and all operations and activities of Promotion Services GmbH; (e) that certain complaint of Thomas E. Angelone against Wyeth Pharmaceuticals currently pending before the Equal Employment Opportunity Commission and the Rhode Island Commission for Human Rights; and (f) any and all actions, suits, proceedings, claims, and demands incident to any of the foregoing or such indemnification."

     (h) Section 11.3(a) is hereby amended and restated to read in its entirety:

     "11.3. CERTAIN LIMITATIONS. (a) Other than Sellers' obligation to indemnify for Buyer Losses under Section 11.1(a) of this Agreement arising out of a breach of representation or warranty contained in Section 4.2 (capitalization), 4.12 (brokers), 4.15 (taxes), 4.18 (past activities) or
     4.19 (subsidiaries), Sellers' obligation to indemnify for Buyer Losses under Section 11.1(a) of this Agreement shall not accrue until the aggregate of all such Buyer Losses exceeds Seven Hundred Fifty Thousand Dollars ($750,000) (the "Loss Threshold") and then Sellers shall be liable for all such Buyer Losses in excess of such initial $750,000 and shall be limited to One Hundred Seventy-Five Million Dollars ($175,000,000) in the aggregate. There shall be no Loss Threshold or limit on liability with respect to Sellers' obligations to indemnify under Sections 11.1(b) through (f)."

     (i)  Section 12.1 is hereby amended and restated to read in its entirety:

     "The covenants contained in this Agreement shall survive the Closing Date without limitation except as expressly set forth herein. The representations and warranties contained herein shall survive the Closing Date for a period of eighteen (18) months, except for (i) the representations and warranties contained in Section 4.15 (taxes), which shall survive until the expiration of the applicable statute of limitations, and (ii) the representations and warranties contained in Sections 4.2 (capitalization),

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     4.3 (corporate authority), 4.12 (brokers and intermediaries), 4.18 (past activities), 4.19 (subsidiaries), 5.2 (corporate authority) and 5.5 (brokers and intermediaries), which shall survive the Closing Date without limitation. Buyer's and Seller's right to make a claim for indemnification under Section 11.1(a) or Section 11.2(a), respectively for a breach of any representation or warranty expires upon the expiration of the applicable period set forth above, it being understood that claims made on or prior to such expiration date shall survive such expiration date."

2. Reference to and Effect on Purchase Agreement; Miscellaneous.

     (a) Upon the effectiveness of this Amendment, each reference in the Purchase Agreement to "this Agreement," "hereunder," "hereof, " "herein, " "hereby" or words of like import shall mean and be a reference to the Purchase Agreement as amended hereby, and each reference to the Purchase Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Purchase Agreement shall mean and be a reference to the Purchase Agreement as amended hereby.

     (b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of either of the parties under the Purchase Agreement nor constitute a waiver of any provision contained therein, except as specifically set forth herein or contemplated hereby.

     (c) This Amendment may be executed and delivered (including by facsimile transmission) in any number of counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

     (d) Section headings in this Amendment are included herein for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.

                            [Signature page follows.]

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     IN WITNESS WHEREOF, the parties have entered into and signed this
Amendment as of the date and year first written above.

                                    AMERICAN HOME PRODUCTS CORPORATION



                                    By: /s/ Thomas M. Nee
                                        ------------------------------------
                                        Title:______________________________


                                    AHP SUBSIDIARY HOLDING CORPORATION



                                    By: /s/ Timothy Slater
                                        ------------------------------------
                                        Title:______________________________


                                    IMMUNEX CORPORATION


                                    By: /s/ David A. Mann
                                        ------------------------------------
                                        Title:______________________________


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